Exhibit 99.1

Catalyst Pharmaceuticals Announces Sub-Licensee DyDo Pharma Launched FIRDAPSE® in Japan

CORAL GABLES, Fla., January 21, 2023—Catalyst Pharmaceuticals, Inc. (“Catalyst” or “Company”) (Nasdaq: CPRX), a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare diseases, today reported that its sub-licensee in Japan, DyDo Pharma, Inc., (“DyDo”) has launched FIRDAPSE® (amifampridine) Tablets 10 mg in Japan for the indication of improving muscle weakness in patients living with Lambert-Eaton myasthenic syndrome (“LEMS”).

“We are pleased that our sub-licensee, DyDo, has launched FIRDAPSE in Japan. We believe in health equity, and this launch is a testament to our ongoing efforts to increase patient access to life-changing therapies worldwide.” said Richard J. Daly, Catalyst’s President and Chief Executive Officer. “The launch of FIRDAPSE in Japan marks another advancement in our efforts to expand the geographic footprint of our portfolio products and paves the way for healthcare providers and patients in Japan to access this therapy.”

FIRDAPSE (amifampridine) is the only U.S. FDA approved, evidence-based therapy for the treatment of LEMS in adults and pediatric patients six years of age and older. LEMS is a rare autoimmune disorder characterized by muscle weakness and fatigue. As a cornerstone of Catalyst’s commitment to serving those with rare diseases, FIRDAPSE is supported in the U.S. by a comprehensive patient support program to help ensure accessibility and assistance for eligible U.S. patients.

About FIRDAPSE® (amifampridine) Tablets 10 mg

FIRDAPSE® (amifampridine) Tablets 10 mg is an oral, nonspecific, voltage-dependent, potassium (K+) channel blocker that causes depolarization of the presynaptic membrane and slows or inhibits repolarization. This action results in the opening of slow voltage-dependent calcium (Ca2+) channels, allowing for a subsequent influx of Ca2+. In turn, it induces the exocytosis of synaptic vesicles containing acetylcholine (ACh) to release more ACh into the synaptic cleft, enhancing neuromuscular transmission and providing for improved muscle function. Amifampridine phosphate was granted orphan drug designation by the Ministry of Health, Labor, and Welfare in Japan, and FIRDAPSE has previously been approved for use in the U.S. in adults and pediatric patients six years of age and older and in Europe and Canada for the treatment of adults with LEMS.

For Full Prescribing and Safety Information for FIRDAPSE, please visit www.firdapse.com.

About DyDo Pharma

DyDo Pharma is the rare disease pharmaceutical wholly-owned subsidiary of DyDo Group Holdings. DyDo Group Holdings, Inc. operates through the following segments: Domestic Beverage Business, International Beverage Business, Pharmaceutical-related Business, Food Business, and Pharmaceutical Business. The Domestic Beverage Business accounts for more than 60% of total sales (as of FY24, 1-3Q), and beverages are sold through vending machines that are widely prevalent in Japan. The Company was founded on January 27, 1975, and is headquartered in Osaka, Japan.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals, Inc. (Nasdaq: CPRX) is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, we focus on in-licensing, commercializing, and developing innovative therapies. Guided by our deep commitment to patient care, we prioritize accessibility, ensuring patients receive the care they need through a comprehensive suite of support services designed to provide seamless access and ongoing assistance. Catalyst maintains a well-established U.S. presence while actively seeking to expand its global commercial footprint through strategic partnerships. Catalyst, headquartered in Coral Gables, FL., was recognized as one of North America’s Fastest-Growing Companies on the 2024 Deloitte Technology Fast 500™ List.

For more information, please visit Catalyst’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether DyDo can successfully commercialize FIRDAPSE in Japan, (ii) whether Catalyst’s revenues derived in future periods from its sub-license with DyDo will be material to Catalyst, and (iii) those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2023, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, and its other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Source: Catalyst Pharmaceuticals, Inc.

Investor Relations Contact:

Mary Coleman, Catalyst Pharmaceuticals, Inc.

(305) 420-3200

mcoleman@catalystpharma.com

Media Contact:

David Schull, Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com